UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2023
AppHarvest, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39288	84-5042965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Appalachian Way Morehead, KY	40351
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (606) 653-6100
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	APPH	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	APPHW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2023, AppHarvest Morehead Farm, LLC, a Delaware limited liability company (the “Borrower Subsidiary”) and wholly-owned indirect subsidiary of AppHarvest, Inc. (the “Company”), entered into a first amendment (the “Amendment”) to the Master Credit Agreement dated June 15, 2021, as amended by the addendum thereto dated June 15, 2021, as such addendum was amended and restated effective as of December 27, 2022, and as amended by a second addendum thereto dated February 2, 2023, and made effective on December 27, 2022 (as amended, the “Amended Credit Agreement”) with Rabo AgriFinance LLC, a Delaware limited liability company (the “Lender”).

The Amendment delays the first day upon which the Borrower Subsidiary must comply with the leverage ratio covenant under the Amended Credit Agreement from March 31, 2023, to June 30, 2023. The Amendment also requires that the Borrower Subsidiary deposit $2,000,000 into a designated reserve account on March 31, 2023 and make two additional deposits, each of $500,000 on April 30, 2023 and May 31, 2023, to secure the Borrower Subsidiary’s obligations under the Amended Credit Agreement. The Amendment also adds covenants restricting the Borrower Subsidiary’s ability to incur certain debts and to make certain payments to the Company, allows the Lender to terminate the Borrower Subsidiary’s existing interest rate swap in the Lender’s discretion, and requires that the Borrower Subsidiary reimburse the Lender for certain third-party financial advisory expenses.

In connection with the Borrower Subsidiary’s entry into the Amendment, on March 31, 2023, the Borrower Subsidiary entered into an intellectual property security agreement with the Lender, pursuant to which the Borrower Subsidiary granted to the Lender a first priority security interest in the Borrower Subsidiary’s intellectual property licenses.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1^	First Amendment to Master Credit Agreement between AppHarvest Morehead Farm, LLC, and Rabo AgriFinance, LLC dated March 31, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

^ Certain portions of this exhibit (indicated by asterisks) have been omitted because they are not material and are the type that AppHarvest, Inc. treats as private or confidential.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AppHarvest, Inc.

Dated: April 6, 2023
	By:	/s/ Loren Eggleton
Loren Eggleton
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)